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                                                                 Exhibit 10.1(c)

                              MANAGEMENT AGREEMENT

            THIS IS A MANAGEMENT AGREEMENT, dated as of July 31, 2002 (the "AGREEMENT"), between One Equity Partners LLC, a Delaware limited liability company ("OEP" or the "SERVICE PROVIDER"), and OEP Imaging Operating Corporation, a Delaware corporation (the "COMPANY").

                                   BACKGROUND

            The Company desires to retain the Service Provider to provide business and organizational strategy, and financial and investment management services to the Company and its subsidiaries, upon the terms and conditions hereinafter set forth, and the Service Provider is willing to undertake such obligations.

                                      TERMS

            THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereby agree as follows:

      1. APPOINTMENT. The Company hereby engages the Service Provider, and the Service Provider hereby agrees, in each case on the terms and conditions set forth herein, to provide certain services to the Company as described in SECTION 3 hereof.

      2. TERM. The term of the Agreement (the "TERM") shall commence on the date hereof and shall continue until the tenth anniversary of this Agreement.

      3. DUTIES OF THE SERVICE PROVIDER. The Service Provider shall provide the Company and its subsidiaries with business and organizational strategy, and financial and investment management services (collectively, the "SERVICES") at such times and places as may be mutually acceptable to the Service Provider and the Company.

            3.1 EXCLUSIONS FROM "SERVICES". Notwithstanding anything in the foregoing to the contrary, the following services are specifically excluded from the definition of "SERVICES":

            (i) INDEPENDENT ACCOUNTING SERVICES. Accounting services rendered to the Company or the Service Provider by an independent accounting firm or accountant (I.E., an accountant who is not an employee of the Service Provider);

            (ii) LEGAL SERVICES. Legal services rendered to the Company or the Service Provider by an independent law firm or attorney (I.E., an attorney who is not an employee of the Service Provider); and

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            (iii) TRANSACTION SERVICES. Transactional services in connection with any acquisition, divestiture, financing or other transaction in which the Company or its subsidiaries may be, or may consider becoming, involved, it being understood that OEP shall have the right to be first approached and to have a thirty day discussion period concerning all opportunities to perform, for an additional fee, any of such transaction-related services.

      4. COOPERATION. The Company will cooperate with the Service Provider so that the Service Provider may properly perform its duties hereunder.

      5. COMPENSATION. As consideration payable to the Service Provider or any of its affiliates for providing the Services to the Company, the Company shall make the following payments to the Service Provider:

            (a) On a quarterly basis in advance, a management fee of $600,000 per annum to OEP (the "MANAGEMENT FEE") payable as follows:

                  (i) On each October 1, January 1, April 1 and July 1 of each fiscal year of the Company, commencing with October 1, 2002, $150,000; and

                  (ii) On the date hereof, a prorated portion of the Management Fee for the period beginning on the date hereof and ending on September 30, 2002 (I.E., an amount equal to the product of $150,000 multiplied by a fraction, the numerator of which is the number of days in the period beginning on the date hereof and ending on September 30, 2002, and the denominator of which is 90).

            (b) OEP may elect, by written notice to the Company, to defer cash payment of all or any portion of the Management Fee due to the Service Provider; any Management Fee so deferred shall be accrued and shall be paid in cash upon the written request of OEP.

            (c) Except in the event OEP elects to defer cash payment pursuant to Section 5(b) hereof, any portion of the Management Fee not paid to the Service Provider by the dates specified in this SECTION 5 shall accrue interest at a rate of 8% per annum until the principal and accrued interest is paid by the Company to the Service Provider in cash.

            (d) Actual and direct out-of-pocket expenses (including reasonable fees and disbursements of attorneys, accountants and other professionals and consultants retained by the Service Provider in connection with the Services provided hereunder) reasonably incurred by the Service Provider and its personnel in performing the Services, which shall be reimbursed to the Service Provider by the Company as promptly as practicable after the Service Provider's rendering of a statement therefor together with such supporting data as the Company reasonably shall require.

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      6.    INDEMNIFICATION.

            (a) In the event that the Service Provider or any of its affiliates, principals, partners, directors, stockholders, members, employees, agents, representatives (collectively, the "INDEMNIFIED PARTIES") becomes involved in any capacity in any action, proceeding or investigation in connection with the performance by the Service Provider of Services hereunder or as a result of being party to this Agreement, the Company will indemnify and hold harmless the Indemnified Parties from and against any actual or threatened claims, lawsuits, actions or liabilities (including out-of-pocket expenses and the reasonable fees and expenses of counsel and other litigation costs and the cost of any preparation or investigation reasonably incurred) of any kind or nature, arising as a result of or in connection with the performance by the Service Provider of Services under this Agreement or as a result of being party to this Agreement, and will periodically upon request reimburse the Indemnified Party for its expenses as described above, except that the Company will not be obligated to so indemnify any Indemnified Party if, and to the extent that, such claims, lawsuits, actions or liabilities against such Indemnified Party directly result from the recklessness, gross negligence or willful misconduct of such Indemnified Party as admitted in any settlement by such Indemnified Party or held in any final, non-appealable judicial or administrative decision. In connection with such indemnification, the Company will promptly remit or pay to the Service Provider or other Indemnified Party any amounts which the Service Provider certifies to the Company in writing are payable to the Service Provider or other Indemnified Parties hereunder, provided that the Indemnified Party undertakes in writing to repay such amounts if it is ultimately determined that such Indemnified Party is not entitled to indemnification hereunder. The reimbursement and indemnity obligations of the Company under this
      SECTION 6 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Indemnified Party, as the case may be, of the Service Provider and any such affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Service Provider, and any such Indemnified Party. The foregoing provisions shall survive the termination of this Agreement.

            (b) In the event any Indemnified Party seeks indemnification hereunder in respect of a claim resulting from the assertion of liability by a third party (i.e., a party other than the Company or one of its affiliates) (an "ASSERTED Liability"), the Company may elect to compromise or defend, at its own expense and by its own counsel, any action or proceeding in respect of such claim if (i) the claim involves solely monetary damages, (ii) the Company expressly agrees in writing to the Indemnified Party that, as between the two, the Company is solely obligated to satisfy and discharge the claim, and (iii) the Company makes reasonably adequate provision to satisfy the Indemnified Party of the Company's ability to satisfy and discharge the claim (the foregoing collectively, the "LITIGATION CONDITIONS"); PROVIDED, HOWEVER, that if the parties in any action shall include both the Company and an Indemnified Party, and the Indemnified Party shall have

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      reasonably concluded that counsel selected by the Company has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Company. Subject to the foregoing, if the Company elects to compromise or defend such Asserted Liability, it shall, within 30 days (or sooner, if the nature of the Asserted Liability so requires) after notification of the Asserted Liability by the Indemnified Party, notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Company, in the compromise of, or defense against, such Asserted Liability controlled by the Company. If the Company elects not to compromise or defend the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided, or fails to satisfy the Litigation Conditions, the Indemnified Party may pay, compromise or defend such Asserted Liability; provided, however, the Indemnified Party shall not compromise or settle any such Asserted Liability in a manner that would result in any liability to the Company without the prior written consent of the Company (which consent will not be unreasonably withheld or delayed). In the event the Company elects to compromise or defend an Asserted Liability, the Indemnified Party may participate, at its own expense, in the defense of such Asserted Liability.

      7. INDEPENDENT CONTRACTORS. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. The Service Provider shall be an independent contractor pursuant to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be deemed or construed to enlarge or limit the fiduciary duties and responsibilities, if any, of OEP or any of its affiliates, officers, directors, partners, members, employees or agents in any of their respective capacities as stockholders or directors of the Company.

      8. NOTICES. Any notice or other communications required or permitted to be given hereunder shall be in writing and delivered by hand or mailed by registered or certified mail, return receipt requested, or by telecopier to the party to whom it is to be given at its address set forth herein, or to such other address as the party shall have specified by notice similarly given.

            (a)   If to the Company, to it at:

                  Polaroid Corporation
                  784 Memorial Drive
                  Cambridge, Massachusetts 02139
                  Attention: Neal Goldman, Esq.
                  Facsimile: (781) 386-3924

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            (b)   If to OEP, to it at:
                  One Equity Partners LLC
                  320 Park Avenue, 18th Floor
                  New York, New York 10022
                  Attention: Chuck Auster

                  Facsimile: (212) 277-1533

      9. LIABILITY. The Service Provider is not and never shall be liable to any creditor of the Company with respect to any obligation or liability of the Company and the Company agrees to indemnify and hold each Indemnified Party harmless from and against any and all such claims of alleged creditors of the Company and against all actual out of pocket costs, charges and expenses (including reasonable attorneys fees and expenses) reasonably incurred or sustained by any Indemnified Party in connection with any action, suit or proceeding to which it may be made a party by any alleged creditor of the Company. Notwithstanding anything contained in this Agreement to the contrary, the Company agrees and acknowledges that the Service Provider and its partners, principals, shareholders, members, directors, officers, employees and affiliates intend to engage and participate in acquisitions and business transactions outside of the scope of the relationship created by this Agreement and they shall not be under any obligation whatsoever to make such acquisitions, business transactions or other opportunities through the Company or offer such acquisitions, business transactions or other opportunities to the Company.

      10. AMENDMENT. Any amendment to this Agreement requires the written approval of OEP and the Company.

      11. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. However, neither this Agreement nor any of the rights of the parties hereunder may be transferred or assigned by either party hereto, except that (i) if the Company shall merge or consolidate with or into, or sell or otherwise transfer substantially all its assets to, another corporation which assumes the Company's obligations under this Agreement, the Company may assign its rights hereunder to that corporation, and (ii) OEP may assign its rights and obligations hereunder to any of its affiliates. Any attempted transfer or assignment in violation of this SECTION 11 shall be void.

      12. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, oral and written, among the parties hereto with respect to the subject matter hereof.

      13. SECTION HEADINGS. The section headings contained herein are included for convenience or references only and shall not constitute a part of this Agreement for any other purpose.

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      14.   COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

      15. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, regardless of the law that might be applied under principles of conflicts of law.

      16. SEVERABILITY. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held illegal, invalid or unenforceable shall substantially impair the benefits of the remaining portions of this Agreement.

      17. TAXES. The amount of any payment paid by the Company under this Agreement shall be increased by the amount, if any, of any taxes (other than income taxes) or other governmental charges levied in respect of such payments, so that OEP is made whole for such taxes or charges.

                            [SIGNATURE PAGE FOLLOWS]

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            IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

                                    ONE EQUITY PARTNERS LLC


                                    By:     /s/ Charles F. Auster
                                       ---------------------------------
                                        Name: Charles F. Auster
                                        Title: President


                                    OEP IMAGING OPERATING COMPANY


                                    By:    /s/ Charles F. Auster
                                       ---------------------------------
                                        Name: Charles F. Auster
                                        Title: President

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